POWER OF ATTORNEY Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Kristen Netschke, Dawn M. Ledbetter and Erika McKee, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to: (i) (a) act as an account administrator (as such term may be defined by the U.S. Securities and Exchange Commission (the "SEC"), from time to time) with respect to the undersigned's EDGAR account and take all actions necessary or appropriate to enable the undersigned to make electronic filings with the SEC and (b) certify as to the identity and accuracy of (1) the individuals and entities authorized to act on the undersigned's behalf with respect to the EDGAR Next system and electronic filings made with the SEC and (2) all information about the undersigned reflected on the undersigned's EDGAR account; (ii) designate certain individuals ( other than the undersigned) to access and manage the undersigned's EDGAR account as an "account administrator," "user," or "technical administrator" or other such roles as the undersigned or the attorney-in-fact may designate and as such terms may be defined by the SEC, from time to time; (iii) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Dauch Corporation f/k/a American Axle & Manufacturing Holdings, Inc. (the "Company"), statements on Form 3, Form 4 and Form 5 (including any amendments, supplements or exhibits thereto) in accordance with Section 16( a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Act"); (iv) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, Form 4 or Form 5 (including any amendments, supplements or exhibits thereto) and timely file such form with the SEC and any stock exchange or similar authority; (v) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Power of Attorney and ratifies any such release of information; and (vi) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney- infact' s discretion.